UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2021

fuboTV Inc.

(Exact name of registrant as specified in its charter)

Florida	001-39590	26-4330545
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Avenue of the Americas, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 672-0055

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FUBO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations & Financial Condition.

The updated business information set forth in Item 8.01 below is incorporated herein by reference.

Item 8.01 Other Events.

On January 28, 2021, fuboTV Inc., a Florida corporation (the “Company”), issued a press release announcing the Company’s proposed private offering of $350.0 million aggregate principal amount of convertible senior notes due 2026 (the “Notes”) pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Offering”). A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The preliminary offering memorandum for the Offering includes updated business information and risk factors. The updated business information and risk factors disclosures are filed as Exhibit 99.2 and Exhibit 99.3 hereto, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by the Company, dated January 28, 2021, announcing the proposed offering of $350.0 million of convertible senior notes.

99.2	Updated Business Information.

99.3	Updated Risk Factors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

fuboTV INC.

Date: January 28, 2021	By:	/s/ Simone Nardi
Simone Nardi
Chief Financial Officer